N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Income Trust
Western Asset Adjustable Rate Income Fund

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's
Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule
497 of the Securities Act of 1933 on June 1, 2015
(Accession No. 0001193125-15-208736).  The
Registrant  also incorporates by reference Post-
Effective Amendment No. 295 to Form N-1A filed on
September 23, 2015 pursuant to Rule 485(b) of the
Securities Act of 1933 (Accession No. 0001193125-15-
326457).